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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 17, 2007

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN	55425
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code   952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

On August 17, 2007, the Supreme Court of the Cheyenne and Arapaho Tribes of Oklahoma issued an opinion reversing a prior decision of the tribal Trial Court upholding the validity of a two-year extension of the Company’s management contract with Southwest Casino and Hotel Corp., a wholly owned subsidiary of Southwest Casino Corporation.  The Supreme Court ruled that Amendment No. 11 to the Third Amended and Restated Gaming Management Agreement between Southwest and the Tribes was invalid because it had not been approved in accordance with the requirements of the Tribes’ Constitution adopted in 2006.  The Supreme Court stated in its opinion that in view of the importance of tribal gaming revenue stability to the economic security, health and welfare of the Tribes, and the importance of governmental and economic stability to the Tribes as a general matter, it had stayed the effectiveness of its decision until October 16, 2007.

In addition, the National Indian Gaming Commission (“NIGC”) issued a final decision and order at approximately 8:00 p.m. on Friday, August 17, 2007 reversing a prior decision of the Chairman of the NIGC to approve Amendment No. 11.  The prior decision of the NIGC Chairman was based on the lower court ruling upholding the validity of the contract.  The August 17th reversal of that decision was based on the tribal Supreme Court opinion invalidating the contract extension but did not address the stay of the Supreme Court’s opinion until October 16, 2007.

Subsequently, at approximately 8:30 p.m. on Sunday, August 19, 2007, Darrell Flyingman, Governor of the Cheyenne and Arapaho Tribes, attempted to take over management of the casinos.  Gov. Flyingman stated in a memorandum he circulated Sunday night that the NIGC order withdrawing approval of the contract extension was “effective immediately” and that as head of the Executive Branch of the tribal government he had appointed a new general manager of the facility.  Southwest intends to challenge the NIGC’s decision and seek immediate clarification as to its effective date.

Item 7.01               Regulation FD Disclosure

On August 20, 2007, Southwest Casino Corporation issued a press release announcing that Darrell Flyingman, Governor of the Cheyenne and Arapaho Tribes of Oklahoma, had attempted to take over management of two tribal casinos managed by Southwest after the Tribes’ Supreme Court and the National Indian Gaming Commission issued orders invalidating a two-year contract extension between Southwest and the Cheyenne and Arapaho Tribes of Oklahoma.  A copy of that press release is attached to this report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: August 20, 2007

	By:	/s/ Thomas E. Fox
Name: Thomas E. Fox
Title: President